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                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549



                                       FORM 8-K



                  Current Report Pursuant to Section 13 or 15(d) of
                         The Securities Exchange Act of 1934


                                  September 24, 1998
                   Date of Report (Date of earliest event reported)





                              PHOENIX TECHNOLOGIES LTD.
                (Exact name of registrant as specified in its charter)




       Delaware                    0-17111                    04-2685985
    ---------------        ------------------------      -------------------
    (State or other        (Commission File Number)        (I.R.S. Employer
    jurisdiction of                                      Identification No.)
    incorporation)



                               411 East Plumeria Drive
                             San Jose, California  95134
                       (Address of principal executive offices)

                                    (408) 570-1000
                 (Registrant's telephone number, including area code)

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ITEM 5.   OTHER EVENTS.

     On September 24, 1998, Phoenix Technologies Ltd. ("Phoenix") completed the acquisition of Sand Microelectronics, Inc. ("Sand"). The acquisition was completed through a merger (the "Merger") of Phoenix Sub Corporation, a California corporation and wholly-owned subsidiary of Phoenix, formed for the purpose of effecting the Merger ("Merger Sub"), with and into Sand, pursuant to an Agreement and Plan of Reorganization (the "Reorganization Agreement"), dated as of September 17, 1998, by and among Phoenix, Merger Sub, Sand and the majority shareholders of Sand (the "Sand Shareholders"). As a result of the Merger, which was effected by the filing of an Agreement of Merger with the California Secretary of State on September 24, 1998, Sand became a wholly-owned subsidiary of Phoenix.

     The consideration provided to the shareholders of Sand by Phoenix in connection with the Merger consisted of approximately $18.5 million in cash (provided from Phoenix's cash reserves), 464,000 shares of Phoenix Common Stock and the assumption of outstanding Sand stock options. In addition, the shareholders of Sand may receive up to an additional $3.7 million in cash over the three years after the effective time of the Merger based on the performance of the Phoenix business unit of which Sand became a part.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

     (a)   FINANCIAL STATEMENTS AND BUSINESSES ACQUIRED.  Not applicable.

     (b)   PRO FORMA FINANCIAL INFORMATION.  Not applicable.

     (c)   EXHIBITS.

           99.1      Press Release dated September 28, 1998.
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  EXHIBIT
  NUMBER                       DESCRIPTION


   99.1         Press Release dated September 28, 1998.

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                                      SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   PHOENIX TECHNOLOGIES LTD.



Dated:    October __, 1998         By:/s/ Robert J. Riopel
                                      -------------------------------------
                                   Robert J. Riopel
                                   Principal Finance and Accounting Officer